Exhibit 10.21

Equillium, Inc.

FIRST AMENDMENT TO

OFFER LETTER

This First Amendment to Offer Letter (this “Amendment”), amending that certain Offer Letter (the “Offer Letter”), dated August 1, 2018, by and between Equillium, Inc. (the “Company”) and Krishna Polu, M.D. (the “Executive”), is entered into effective as of January 1, 2020.  Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Offer Letter.

RECITALS

Whereas, the Company and the Executive have previously entered into the Offer Letter; and

Whereas, the Company and the Executive desire to amend the Offer Letter as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the promises and covenants contained herein and in the Offer Letter, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.First Paragraph of the Offer Letter.  The reference to “Chief Medical Officer” contained in first paragraph of the Offer Letter is hereby amended and restated such that it shall be “Executive Vice President Research & Development and Chief Medical Officer.”

2.Fifth Paragraph of the Offer Letter.  The reference to “$375,000” contained in fifth paragraph of the Offer Letter is hereby amended and restated such that it shall be “$450,000.”

3.Sixth Paragraph of the Offer Letter.  The reference to “thirty percent (30%)” contained in sixth paragraph of the Offer Letter is hereby amended and restated such that it shall be “forty percent (40%).”

4.Ninth Paragraph of the Offer Letter.  The reference to “a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time)” contained in ninth paragraph of the Offer Letter is hereby amended and restated such that it shall be “the effective date of a Change in Control (as defined in the Company’s 2018 Equity Incentive Plan).”

5.Effect of Amendment.  Except as expressly modified by this Amendment, the Offer Letter shall remain unmodified and in full force and effect.

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6.Governing Law.  This Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principals thereof that would call for the application of the laws of any other jurisdiction.

7.Counterparts.  This Amendment may be executed via facsimile or electronic (i.e., PDF) transmission and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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In Witness Whereof, the parties have executed this First Amendment to Offer Letter as of the date first written above.

COMPANY: Equillium, Inc. By:/s/ Daniel M. Bradbury Name: Daniel M. Bradbury Title: Chief Executive Officer

EXECUTIVE:

/s/ Krishna Polu, M.D.
Krishna Polu, M.D.

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